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                                                                    EXHIBIT 23.1


                          CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about April 30, 1999) pertaining to the 1998 Stock Incentive Plan of Aftermarket Technology Corp. of our report dated February 22, 1999 (except for Note 22, as to which the date was March 26, 1999), with respect to the consolidated financial statements of Aftermarket Technology Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                             /s/ ERNST & YOUNG LLP

Chicago, Illinois
April 30, 1999